UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 13, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications? pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant? to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement? communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement? communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 13, 2008, Blima Tuller has resigned as Vice President of Finance and Chief Accounting Officer of QPC Lasers, Inc. (the “Company”). Ms. Tuller will remain as an employee to assist the Company with accounting and finance matters as necessary.

Section 8 - Other Events

Item 8.01 Other Events

QPC Lasers, Inc. (the “Company”) has been unsuccessful in its previously announced efforts to raise the additional funds necessary to continue operations. As a result, effective as of October 12, 2008, the Company suspended most of its operations and terminated a majority of its employees. While management is continuing to explore certain options that might enable the Company to survive and continue operations, unless significant funding is secured in the next few days, the Company anticipates it will file for protection under Chapter 7 of the federal bankruptcy laws.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company’s annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: October 13, 2008	By:	/s/ George Lintz
George Lintz
Chief Financial Officer